As filed with the Securities and Exchange Commission on September 11, 2014

File No. 333-182076

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
ON
FORM S-3
TO
REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-182076)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-1025599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan New

Chief Financial Officer

Net Element, Inc.
3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Serge Pavluk, Esq.

Joshua Schneiderman, Esq.

Snell & Wilmer L.L.P.

350 South Grand Avenue, Suite 2600

Los Angeles, California 90071

Telephone: (213) 929-2543

Facsimile: (213) 929-2525

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock issuable upon exercise of the warrants that were issued in the Registrant’s initial public offering (the “Warrants”)(2)	4,598,900	$9.875	(3)	$45,414,137.50	$5,849.35	(4)
Total					$5,849.35

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from share dividends, split-up, reverse split-up or similar events.
(2)	On October 2, 2012, the Registrant effected a domestication under Section 388 of the General Corporation Law of the State of Delaware and a migration under Cayman Islands law, pursuant to which the Registrant’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware. In connection therewith, the Registrant previously registered with the Commission the automatic conversion of the Warrants and the shares of Common Stock underlying such Warrants and paid the then current registration fee in accordance with Rule 457(f)(1) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares of the Registrant on The NASDAQ Capital Market on June 5, 2012 (five business days prior to the initial filing of the Registrant’s registration statement on Form S-4 (File No. 333-182076), which is amended hereby), in accordance with Rule 457(f)(1) under the Securities Act.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) relates to the public offering by the Registrant of shares of common stock of the Registrant upon exercise of certain warrants issued in connection with the Registrant’s initial public offering, as contemplated by the Registration Statement on Form S-4 (File No. 333-182076) (the “Prior Registration Statement”), and is being filed in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the shares of the Registrant’s common stock issuable upon exercise of such warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2014

PROSPECTUS

NET ELEMENT, INC.

4,598,900 Shares of Common Stock

This prospectus relates to the issuance and sale by us of up to 4,598,900 shares of our common stock, par value $0.0001 per share, upon the exercise of warrants that were originally issued by Cazador Acquisition Corporation Ltd., a blank check company incorporated as a Cayman Islands exempted company (“Cazador”), in connection with its initial public offering (the “Warrants”) and that became exercisable for shares of our common stock upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 12, 2012 (the “Merger Agreement”), by and between Cazador and the previous legal entity known as Net Element, Inc., a Delaware corporation (“Prior Net Element”).

Each Warrant entitles the holder thereof to purchase one share of our common stock upon payment of the exercise price of $7.50 per share. We will receive the proceeds from the exercise of the Warrants, but not from the resale of the underlying shares of common stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.” On September 10, 2014 the closing sale prices of our common stock and the Warrants were $3.80 and $0.22, respectively.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such incorporated document.

Unless the context indicates otherwise, the terms (i) “the Company,” “we,” “us,” and “our” refer to Net Element, Inc., a Delaware corporation and (ii)“Cazador” refers to Cazador Acquisition Corporation Ltd.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 4 of this prospectus, these factors include:

•	the impact of any new or changed laws, regulations, card network rules or other industry standards affecting our business, including the U.S. government decision to impose sanctions or other legal restrictions that may restrict our ability to do business in Russia;
•	the impact of any significant chargeback liability and liability for merchant or customer fraud, which we may not be able to accurately anticipate and/or collect;
•	our ability to secure or successfully migrate merchant portfolios to new bank sponsors if current sponsorships are terminated;
•	our and our bank sponsors’ ability to adhere to the standards of the Visa® and MasterCard® payment card associations;
•	our reliance on third-party processors and service providers;
•	our dependence on independent sales groups (“ISGs”) that do not serve us exclusively to introduce us to new merchant accounts;
•	our ability to pass along increases in interchange costs and other costs to our merchants;
•	our ability to protect against unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise;
•	the effect of the loss of key personnel on our relationships with ISGs, card associations, bank sponsors and our other service providers;
•	the effects of increased competition, which could adversely impact our financial performance;
•	the impact of any increase in attrition due to an increase in closed merchant accounts and/or a decrease in merchant charge volume that we cannot anticipate or offset with new accounts;
•	the effect of adverse business conditions on our merchants;

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•	our ability to adopt technology to meet changing industry and customer needs or trends;
•	the impact of any decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general;
•	the impact of any adverse conditions in industries in which we obtain a substantial amount of our bankcard processing volume;
•	the impact of seasonality on our operating results;
•	the impact of any failure in our systems due to factors beyond our control;
•	the impact of any material breaches in the security of third-party processing systems we use;
•	the impact of any new and potential governmental regulations designed to protect or limit access to consumer information;
•	the impact on our profitability if we are required to pay federal, state or local taxes on transaction processing;
•	the impact on our growth and profitability if the markets for the services that we offer fail to expand or if such markets contract;
•	our ability (or inability) to continue as a going concern;
•	the willingness of the Company’s majority stockholders, and/or other affiliates of the Company, to continue investing in the Company’s business to fund working capital requirements;
•	the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed;
•	the impact on our operating results as a result of impairment of our goodwill and intangible assets;
•	our material weaknesses in internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; and
•	the other factors identified in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

INFORMATION ABOUT THE COMPANY

Background and Business

Company Overview

Net Element, Inc. (“Net Element”) is a financial technology-driven group specializing in mobile payments and other transactional services in emerging countries and in the United States. We operate in a single operating segment, that being a provider of transactional services and mobile payment solutions. Geographic areas in which we operate include the United States, where through our U.S. based subsidiaries we generate revenues from transactional services and other payment technologies for small and medium-sized businesses (“SME”). Through TOT Group Russia and Net Element Russia, we provide transactional services, mobile payments transactions and other payment technologies in emerging countries including Russian Federation and the Commonwealth of Independent States (“CIS”).

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General Business Developments

In 2013, we completed a number of acquisitions and dispositions in pursuit of our strategy to reposition our business activities with the goal of enhancing financial results, creation of a strong operational foundation and competitive advantage. We believe these transactions have realigned our company into a strong financial technology driven service company with a more balanced and stable business mix.

Our primary acquisitions and dispositions during 2013 were as follows:

•	On April 16, 2013, newly formed TOT Group and its subsidiaries acquired substantially all of the business assets of Unified Payments, LLC, a Delaware limited liability company (“Unified Payments”). Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (“Merchants”), independent sales agents and independent sales groups (“ISGs”) across the United States.

•	On June 24, 2013, TOT Group, through its newly formed subsidiary Aptito, LLC (“Aptito”) acquired substantially all of the business assets of Aptito.com, Inc., a New York corporation. Aptito is a new generation of smart, customer engaged, patent-pending, cloud-based payments platform, mobile Point of Sale (“mPOS”), mobile commerce application and self-ordering Apple® iPad®-based kiosk.

•	During the third quarter of 2013, in order to reposition our business activities and focus on financial technology and transactional services, the Company divested its ownership in non-core assets, which included its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (a/k/a OOO Music1) (collectively, the “Disposed Subsidiaries”) by contributing to T1T Lab, LLC, a Florida limited liability company (“T1T Lab”) all of its membership and participation interests in such subsidiaries in exchange for a 10% membership interest in T1T Lab. T1T Lab is a wholly owned subsidiary of T1T Group, LLC, a Delaware limited liability company (“T1T Group”). T1T Group was issued a 90% membership interest in T1T Lab in exchange for contributions that will be made to T1T Lab from time to time when requested by T1T Lab of such services and/or cash as determined by T1T Group in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. T1T Group is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a majority stockholder and former director of the Company). Openfilm, LLC, which develops technology and a website that supports the advancement of independent film on the Internet, was originally acquired in 2010. Motorsport, LLC, which is an online news and information service that distributes content related to the motor sports industry, was originally acquired in 2011. Splinex, LLC, which develops technology and web services focused in the areas of three dimensional (3D) imagery and video, was formed by the Company in 2011. LegalGuru, LLC, which is developing a video-centric, legal information portal, was originally acquired in 2012. MUSIC1 LLC, which operates an online music distribution platform in the Commonwealth of Independent States (CIS) countries, was acquired by the Company in 2011. The Disposed Subsidiaries constituted all of the Company’s interests in online media businesses and operations (referred to herein collectively as the Company’s “entertainment assets”).

•	Subsequent to the 2013 fiscal year, during the first quarter of 2014, the Company further reduced its liabilities by divesting its 10% ownership interest in T1T Lab, LLC in exchange for termination of its obligation to commit funding of T1T Lab, LLC associated with its equity ownership.

•	The Company changed its name to Net Element, Inc. on December 15, 2013.

Our Corporate Organization

Our Company was formed in 2010 and incorporated as a Cayman Islands exempted company with limited liability under the name Cazador Acquisition Corporation Ltd. Cazador was a blank check company incorporated for the purpose of effecting a merger; share capital exchange; asset acquisition; share purchase; reorganization or similar business combination with one or more operating businesses or assets. In 2012, Cazador completed a merger (the “Merger”) with Prior Net Element, which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador Acquisition Corporation Ltd.) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Prior Net Element was merged with and into the Company, resulting in Prior Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. In 2013, the Company divested its non-core entertainment assets. In December 2013, the Company changed its name to Net Element, Inc. We entered the mobile payments business through the launch of TOT Money in Russia in 2012. We entered the financial technology and value-added transactional service business through the acquisitions of Unified Payments in April 2013 and Aptito in June 2013.

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Additional Information

Our principal office is located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, and our main telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Our Common Stock and Warrants

The historic price of our common stock has been volatile and the future market price of our common stock is likely to continue to be volatile. Further, the limited trading volume in our common stock contributes significantly to the high volatility in the market price of our common stock. This may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Since trading began in the common stock of the Company on October 3, 2012 and through September 10, 2014, the per-share market price for our common stock has ranged from $0.88 to $12.25. Any future market price for our common stock is likely to continue to be very volatile. This price volatility may make it more difficult for holders of our common stock to sell shares when they want and at prices they find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the trading volume in our common stock is limited, which contributes significantly to that volatility, and we cannot assure you that a larger or more liquid market will ever be developed or maintained. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public’s negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce the market price of our common stock. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. As a result, this may make it difficult or impossible for holders of our common stock to sell shares when they want and at prices they find attractive.

Our operating results and financial condition may fluctuate which could negatively affect the market price of our securities.

Our operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful and the market price of our securities may be negatively affected. The following factors, among others, may contribute to the variability of our quarterly and annual results and negatively affect the market price of our securities:

•	the fact that our payment processing business first launched operations and began generating revenue during the third quarter of 2012;
•	our ability to maintain existing, and secure additional, contracts with mobile phone carriers and content providers to use our payment processing services;

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•	the effects of increased competition on our business;
•	our ability to successfully expand in existing markets and enter new markets;
•	the impact of worldwide economic conditions, including the resulting effect on consumer spending;
•	our ability to protect our intellectual property;
•	our ability to keep pace with changes in technology;
•	the success of our sales and marketing efforts;
•	costs associated with defending intellectual property infringement and other claims and related judgments or settlements;
•	changes in government licensing and regulation affecting our business;
•	interruptions in service and any related impact on our reputation;
•	the attraction and retention of qualified employees and key personnel;
•	our ability to choose and effectively manage third-party service providers;
•	the impact of fluctuations in currency exchange rates;
•	our ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies;
•	the effects of natural or man-made catastrophic events;
•	changes in consumer behavior;
•	our ability to increase the effectiveness of our internal controls; and
•	changes in our tax rates or exposure to additional tax liabilities.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

We believe that the market price of the Warrants will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Warrants than would be expected for non-exercisable securities.

If an effective registration is not in place and a current prospectus is not available when an investor desires to exercise Warrants, such investor may be unable to exercise his, her or its Warrants, causing such Warrants to expire worthless.

Holders of shares of common stock received pursuant to the exercise of the Warrants will be able to sell their warrant shares only if a registration statement relating to such securities is then in effect, or if such transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the purchaser of such securities resides. We intend to use our best efforts to keep a registration statement in effect covering the common stock underlying the Warrants and to maintain a current prospectus relating to the common stock underlying the Warrants until the expiration of the Warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock underlying the Warrants, holders may be unable to sell the common stock underlying their Warrants. If the prospectus relating to the common stock underlying the Warrants is not current, the Warrants may have no value, we will have no obligation to settle the Warrants for cash, the market for such Warrants may be limited, and such Warrants may expire worthless.

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We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock on The NASDAQ Capital Market equals or exceeds $15.00 per share for any 20 trading days within a 30 trading-day period on the third business day prior to proper notice of such redemption; provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the issuance of our common stock underlying the warrants and a current prospectus relating thereto. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Warrants will be redeemable by us as long as they are held by Cazador Sub Holdings Ltd. (or its permitted transferees).

Our management’s ability to require holders of Warrants to exercise such Warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the Warrants than they would have received had they been able to exercise their Warrants for cash.

If we call the Warrants for redemption after the redemption criteria described elsewhere in this prospectus or incorporated by reference herein have been satisfied, our management will have the option to require any holder that wishes to exercise such holder’s Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants and the difference between the “fair market value” and the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of our common stock on The NASDAQ Capital Market for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the Warrants. If our management chooses to require holders to exercise their Warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised the Warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant in connection with an anti-dilutive adjustment event may not adequately compensate you for any lost value of your Warrants as a result of such transaction.

If a specified corporate event or transaction constituting a dilutive event occurs, under certain circumstances we will adjust the exercise price for the Warrants and the number of shares of common stock underlying each warrant in connection with such dilutive adjustment event. The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant will be determined based on the date on which the dilutive event occurs or becomes effective. The adjustment to the exercise price for the Warrants and the number of shares of common stock underlying each Warrant in connection with a dilutive event may not adequately compensate you for any lost value of your Warrants as a result of such dilutive event.

Under certain circumstances, holders may have to pay U.S. federal income tax as a result of a deemed distribution with respect to our common stock or Warrants—even if holders do not receive a corresponding distribution of cash—such as, if we adjust, or fail to adjust, the exercise price of the Warrants in certain circumstances.

Holders of our common stock or Warrants may be treated as having received a constructive distribution in certain circumstances, for example if we make certain adjustments to (or fail to make adjustments to) the exercise price of the Warrants and such adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of certain holders in our earnings and profits or assets. Such a distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes even though holders do not receive any cash with respect to such constructive distribution. In addition, you may be subject to U.S. federal withholding tax on any such constructive distribution on our common stock or Warrants. You are advised to consult your independent tax advisor regarding the possibility and tax treatment of any deemed distributions for U.S. federal income tax purposes.

Until the exercise of the Warrants, holders of these securities do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Holders of the Warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they will be subject to all changes affecting our common stock. See “Description of Securities” in this prospectus. Holders of Warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the Warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise. For example, with respect to Warrants, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a Warrant holder is deemed to be the owner of the shares of our common stock due upon exercise of the Warrants, the exercising Warrant holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

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The market price of our common stock may or may not exceed the exercise price of the Warrants.

The Warrants are immediately exercisable. As of the date of this prospectus, the market price of our common stock did not exceed the exercise price of the Warrants, and we cannot provide you with any assurance that that the market price of our common stock will ever exceed the exercise price of the Warrants in any or all periods prior to the date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holders.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We may sell equity securities in the future, which would cause dilution.

We may sell equity securities in the future to obtain funds for general corporate, working capital, acquisitions or other purposes. We may sell these securities at a discount to the market price. Any future sales of equity securities will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

The exercise of Warrants to purchase shares of our common stock will increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.

There are outstanding warrants to purchase an aggregate of 8,938,900 shares of our common stock. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

We may not be able to continue to meet the continued listing requirements for The NASDAQ Capital Market. If our common stock is delisted from The NASDAQ Capital Market, our business, financial condition, results of operations and stock price could be adversely affected, and the liquidity of our stock reduced and our ability to obtain financing could be impaired.

We are currently in compliance with all of the listing standards for listing on The NASDAQ Capital Market, but we cannot provide any assurance that we will continue to be in compliance in the future. Any delisting of our common stock from The NASDAQ Capital Market could adversely affect our ability to attract new investors, reduce the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect our business, financial condition and results of operations.

The Warrants may be thinly traded, so you may be unable to sell at or near ask prices or even at all if you need to sell your Warrants to raise money or otherwise desire to liquidate your Warrants.

The Warrants are quoted on the Over-the-Counter Bulletin Board and may be “thinly-traded,” meaning that the number of persons interested in purchasing the Warrants at or near bid prices at any given time may be relatively small or non-existent. This situation could be attributable to a number of factors, including the fact that we are a relatively new company that may be unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in the Warrants is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the price of the Warrants. We cannot give you any assurance that a broader or more active public trading market for the Warrants will develop or be sustained, or that current trading levels will be sustained or not diminish.

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Our management will have broad discretion over the use of the proceeds that we receive from the exercise of the Warrants and might not apply the proceeds in ways that increase the value our common stock.

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock. Our management will have broad discretion to use the proceeds that we receive from the exercise of the Warrants, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply these proceeds in ways that increase the value our common stock. We intend to use these proceeds primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of these proceeds to acquire or invest in complementary products or businesses. Pending the foregoing uses, we intend to invest the proceeds that we receive from the exercise of the Warrants in short-term, investment-grade, interest-bearing securities, and these investments may not yield a favorable rate of return. If we do not invest or apply the proceeds that we receive from the exercise of the Warrants in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of our common stock to decline. You will not have the opportunity to influence our decisions on how we use the proceeds that we receive from the exercise of the Warrants.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our securities could decline.

Securities and industry analysts do not currently, and may never, publish research on us. If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our securities could decline. The trading markets for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of us, the market price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our securities to decline.

Provisions of Delaware law may prevent or delay a change of control, which could depress the trading price of our securities.

We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s assets unless:

•	the board of directors approved the transaction in which the stockholder acquired 15% or more of the corporation’s assets;
•	after the transaction in which the stockholder acquired 15% or more of the corporation’s assets, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the stockholder.

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A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to stockholders.

Our certificate of incorporation and bylaws contain provisions that could discourage a third-party from acquiring us.

Our certificate of incorporation and bylaws, as applicable, among other things, (1) provide our board with the ability to alter the bylaws without stockholder approval, and (2) provide that vacancies on our board of directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our securityholders.

USE OF PROCEEDS

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock. We intend to use the proceeds from the exercise of the Warrants primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of proceeds from the exercise of the Warrants to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. Pending the uses described above, we intend to invest the proceeds from the exercise of Warrants in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of August 13, 2014, approximately 38,350,329 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends will be paid at the sole discretion of our board of directors.

The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares of our common stock voting for the election of our directors can elect all of our directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Warrants

Each Warrant entitles the registered holder thereof to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below. The Warrants became exercisable for shares of our common stock upon the consummation of the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Warrants will be exercisable only if a registration statement relating to the shares of our common stock issuable upon exercise of the Warrants is effective and current.

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The Warrants will expire at 5:00 p.m., New York time, on October 2, 2017, or earlier upon redemption.

At any time while the Warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants available and current, we may call the outstanding Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per Warrant;
•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each Warrant holder; and
•	if, and only if, the last reported sale price of our common stock on The NASDAQ Capital Market equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.

We will not redeem the Warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is effective and current throughout the 30-day redemption period.

We have established these redemption criteria to provide Warrant holders with a significant premium to the $7.50 exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his or her Warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the shares of common stock issuable upon exercise of such Warrants will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption, we will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis,” although you will not be eligible to do so at your option. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the Warrants and the difference between the “fair market value” (defined below) and the exercise price of the Warrants by (y) the “fair market value.” The “fair market value” shall mean the average last reported sale price of our common stock on The NASDAQ Capital Market for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares of our common stock to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants. If we call all of our outstanding warrants for redemption and we do not take advantage of this option, Cazador Sub Holdings Ltd. and its permitted transferees would still be entitled to exercise their Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the Warrants.

The exercise price and number of shares of our common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of Warrants being exercised. On the exercise of any Warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the Warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of shares of our common stock, including voting rights, until they exercise their Warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such Warrant, a registration statement relating to the shares of common stock issuable upon exercise of the Warrants is effective with the SEC and current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state or jurisdiction of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the Warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

No fractional shares will be issued upon exercise of the Warrants. If a holder exercises Warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the Warrant holder to the nearest whole number of shares.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, which is located at 17 Battery Place, 8th Floor, New York, new York 10004, telephone: (212) 509-4000.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.”

PLAN OF DISTRIBUTION

The shares of common stock underlying the Warrants offered and sold pursuant to this prospectus will be issued directly to the holders of Warrants upon payment of the exercise price therefor to us.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock underlying the Warrants to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California.

EXPERTS

BDO USA, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on BDO USA, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus, which amends our prior registration statement on Form S-4 (File No. 333-182076). This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 15, 2014, and June 30, 2014, filed with the SEC on August 14, 2014;
•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2014, April 10, 2014, April 21, 2014, April 22, 2014, May 22, 2014, June 11, 2014, July 2, 2014, July 7, 2014 and August 18, 2014 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and
•	The descriptions of our common stock and Warrants contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

(305) 507-8808

 Attention: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the shares of common stock being registered hereby. Other than the Securities and Exchange Commission registration fee, all of the amounts below are estimates.

Securities and Exchange Commission registration fee	$5,849.35
Accounting fees and expenses	$7,000.00
Legal fees and expenses	$50,000.00
Financial printing and miscellaneous expenses	$5,000.00

Total	$67,849.35

Item 15.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16.	Exhibits.
Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Registrant on June 12, 2012)
2.2	Contribution Agreement, dated April 16, 2013, among Net Element International, Inc., Unified Payments, LLC, TOT Group, Inc., Oleg Firer, and Georgia Notes 18 LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 17, 2013)
2.3	Term Sheet, dated May 20, 2013, among TOT Group, Inc., Net Element International, Inc. and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 22, 2013)
2.4	Asset Purchase Agreement, dated June 18, 2013, between Aptito, LLC and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2013)
2.5	Letter of Intent, dated June 27, 2013, among TOT Group, Inc., Net Element International, Inc., Quickpay USA, Inc., UPC-Kazakhstan, LLP, United Processing System of Panama, Inc., Quickpay Multinational Payment System LTD, MPS, LLC, MPS, LTD, Quickpay Columbia SAS, System Quickpay, LLC and Express MIT, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 3, 2013)
2.6	Contribution Agreement, dated September 25, 2013, among T1T Lab, LLC, Net Element International, Inc. and T1T Group, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 25, 2013)
2.7	Assignment of Membership Interest, dated February 11, 2014, among T1T Group, LLC, Net Element, Inc., and T1T LAB, LLC (incorporated by reference to Exhibit 2.7 to the Company’s Current Report on Form 10-K filed with the Commission on April 15, 2014)
3.1	Certificate of Corporate Domestication of Cazador, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by the Registrant on October 5, 2012)
3.2	Amended and Restated Certificate of Incorporation of Net Element International, Inc., a Delaware corporation, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Registrant on October 5, 2012)
3.3	Amended and Restated Bylaws of Net Element International, Inc., a Delaware corporation (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Registrant on October 5, 2012)
3.4	Certificate of Merger, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.4 to the Form 8-K filed by the Registrant on October 5, 2012)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 5, 2013, changing the Company’s name from Net Element International, Inc. to Net Element, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2013)

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4.1	Specimen Common Stock Certificate of Net Element International, Inc. (incorporated by reference from Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 (SEC File No. 333-182076) filed with the Securities and Exchange Commission on August 31, 2012)
4.2	Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 filed by the Company with the Commission on September 3, 2010)
4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Exhibit 10.5 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)
4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of BDO USA, LLP
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)

Item 17.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on this 11th day of September, 2014.

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Firer	Chief Executive Officer and Director	September 11, 2014
Oleg Firer	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	September 11, 2014
Jonathan New	(Principal Financial Officer; Principal
Accounting Officer)

*	Director	September 11, 2014
Kenges Rakishev

Director
William Healy

*	Director	September 11, 2014
David P. Kelley II

*	Director	September 11, 2014
James Caan

Director
Drew Freeman

*/s/ Jonathan New
Jonathan New
as attorney-in-fact
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